EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of SC Worx Corp. (f/k/a Alliance MMA, Inc.) (the “Company”) on Form S-8 of our report dated April 1, 2019, relating to our audit of the consolidated financial statements of the Company as of December 31, 2018 and 2017, and for the two years then ended, which appears in the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on April 1, 2019.

/s/ Friedman LLP

September 17, 2019

Marlton, New Jersey